BMC Stock Holdings, Inc. Announces Record 2020 Third Quarter Results
Double-Digit Net Sales, Net Income, Adjusted EBITDA1 and EPS Growth
Record Net Sales, Gross Profit, Adjusted EBITDA1 and Adjusted Net Income1
Builders FirstSource and BMC Merger Proceeding On Schedule

Raleigh, NC - November 3, 2020 - BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), one of the nation’s leading providers of diversified building materials and solutions to new construction builders and professional remodelers in the U.S., today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights
•Net sales increased 13.1% to a record $1,090.3 million
•Gross profit increased 7.2% to a record $273.1 million
•SG&A expenses as a percent of net sales declined 190 basis points to 17.9%
•Net income increased 33.6% to $44.9 million
•Adjusted EBITDA1 improved by 32.9% to a record $99.2 million
•Adjusted EBITDA margin1 increased 140 basis points to 9.1%
•Diluted earnings per share (EPS) increased 32.0%, or $0.16, to $0.66
•Adjusted net income per diluted share1 increased 44.8%, or $0.26, to a record $0.84
•Total liquidity was approximately $648.5 million, which included $286.2 million of cash and $362.3 million of borrowing capacity under the revolver, with no debt maturities until 2024.

“BMC delivered record third quarter results, including double-digit net sales and net income growth, and record gross profit, Adjusted EBITDA1 and Adjusted Net Income1,” said Dave Flitman, President and CEO of BMC. “These strong results were driven by strong demand in our single-family homes and pro remodel segments and higher lumber pricing, combined with solid execution against our four-pillar strategy, including our BMC Operating System-led productivity and cost savings initiatives. The double-digit sales growth led to sales in the third quarter exceeding $1 billion for the first time in our Company’s history. In conjunction with this momentum, we remain vigilant about keeping our associates, suppliers and customers safe as the pandemic continues to evolve.”

Mr. Flitman continued, “Looking ahead, I am even more excited about the strategic combination with Builders FirstSource, which remains on track to close in late 2020 or early 2021, and I believe it will deliver meaningful shareholder value in the years to come.”

1 Non-GAAP Financial Measures
This press release presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted net income to the most comparable GAAP measures and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the discussion and tables included in this press release under “Reconciliation of GAAP to Non-GAAP Measures.”

Third Quarter 2020 Summary of Financial Results

	Three Months Ended September 30,
(in thousands, except per share data)	2020	2019	Variance
Net sales	$1,090,343	$964,249	$126,094

Net income and EPS
Net income (GAAP)	$44,895	$33,597	$11,298
Diluted earnings per share (GAAP)	$0.66	$0.50	$0.16
Adjusted net income (non-GAAP)	$57,244	$38,756	$18,488
Adjusted net income per diluted share (non-GAAP)	$0.84	$0.58	$0.26

Adjusted EBITDA (non-GAAP)	$99,188	$74,658	$24,530
Adjusted EBITDA margin (non-GAAP)	9.1%	7.7%	1.4%

Net cash provided by operating activities	$54,027	$69,105	$(15,078)
Third Quarter 2020 Financial Results Compared to Prior Year Period
•Net sales increased 13.1% to a record $1,090.3 million, primarily driven by growth from price inflation of 10.0%, acquisitions of 3.5% and Core Organic Growth of 0.6%. These increases were partially offset by a decrease of 1.0% from closed facilities.
•Gross profit increased 7.2% to $273.1 million. Gross profit as a percentage of sales (gross margin) was 25.0%, compared to 26.4% for the third quarter of 2019. The 140 basis point decline in gross margin was driven by a decrease in the gross margin in the lumber and lumber sheet goods and structural components product categories, and a higher percentage of net sales being derived from lumber and lumber sheet goods. Gross margins in our lumber and lumber sheet goods and structural components product categories were lower due to a significant increase in commodity costs, which increased at a faster rate than our average selling prices.
•Selling, general and administrative (“SG&A”) expenses increased 2.4% or $4.6 million to $195.1 million. This increase was primarily related to an increase of approximately $8.5 million from costs incurred in relation to the merger transaction with Builders FirstSource and $7.6 million related to SG&A expenses of recently acquired businesses. Excluding merger related costs and SG&A from recently acquired businesses, SG&A expenses declined by $11.5 million or 6.0%, primarily related to decreases in employee wages, benefits and other employee-related costs, lower fuel costs and targeted reductions in other costs. SG&A expenses as a percent of net sales declined 190 basis points to 17.9%.
•Depreciation expense, including the portion reported within cost of sales, increased $1.4 million to $15.4 million, compared to $14.0 million in the third quarter of 2019.
•Amortization expense was $5.0 million compared to $4.6 million in the third quarter of 2019. This increase was primarily due to the amortization of intangible assets at recently acquired businesses.
•Interest expense was $5.7 million compared to $5.8 million in the third quarter of 2019.

•Other income, net, which was derived primarily from state and local tax incentives, interest income and customer service charges, was $3.3 million compared to $3.5 million in the third quarter of 2019.
•Net income was $44.9 million, or $0.66 per diluted share for the quarter, compared to $33.6 million, or $0.50 per diluted share, in the third quarter of 2019.
•Adjusted net income1 increased to $57.2 million, or $0.84 per diluted share, compared to Adjusted net income1 of $38.8 million, or $0.58 per diluted share, in the third quarter of 2019.
•Adjusted EBITDA1 was $99.2 million, up 32.9% from the third quarter of 2019.
•Adjusted EBITDA margin1, defined as Adjusted EBITDA1 as a percentage of net sales, was 9.1%, up 140 basis points from the prior year period and was a record for the third quarter.
•Cash provided by operating activities declined $15.1 million to $54.0 million primarily due to changes in working capital.

Builders FirstSource and BMC Transaction
On August 27, 2020, Builders FirstSource, Inc. and BMC announced that they entered into a definitive merger agreement under which Builders FirstSource and BMC will combine in an all-stock merger transaction to create the nation’s premier supplier of building materials and services. Under the terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, BMC shareholders will receive a fixed exchange ratio of 1.3125 shares of Builders FirstSource common stock for each share of BMC common stock. Upon completion of the merger, existing Builders FirstSource shareholders will own approximately 57% and existing BMC shareholders will own approximately 43% of the combined company on a fully diluted basis. The merger is expected to be tax free for U.S. federal income tax purposes. The transaction is expected to close in late 2020 or early 2021, subject to, among other things, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions. The transaction requires the approval of shareholders of both Builders FirstSource and BMC.

Liquidity and Capital Resources
Total liquidity as of September 30, 2020 was approximately $648.5 million, which included $286.2 million of cash and cash equivalents and $362.3 million of borrowing availability under the Company’s asset-backed revolving credit facility. In addition, the Company has no long-term debt maturities until 2024.

Capital expenditures during the third quarter of 2020, net of proceeds from the sale of property, equipment and real estate, totaled $21.3 million which was down $0.1 million from the prior year period. These expenditures were primarily used to fund purchases of vehicles and equipment to replace aged assets and support increased sales volume and facility, technology and automation investments to support our operations.  Cash provided by operating activities declined $15.1 million to $54.0 million primarily due to changes in working capital. For the first nine months, cash provided by operating activities increased $8.8 million to $207.2 million. The Company continues to focus on cash generation.

Stock Repurchases
During the third quarter of 2020, the Company did not repurchase any shares of stock. As of September 30, 2020, the Company had approximately $54.2 million of capacity remaining under the current share repurchase authorization, which expires in November 2020.

Conference Call Information
BMC will broadcast a pre-recorded conference call which will be available on Tuesday, November 3, 2020 at 7:30 a.m. Eastern Time. Prior to the call, an earnings release presentation will be posted on the Company’s investor relations website ir.buildwithbmc.com in the “Events and Presentations” tab under the heading “Presentation Archive.” The pre-recorded conference call can be accessed by dialing 1-877-407-0784 (domestic) or 1-201-689-8560 (international). The passcode for the pre-recorded call and replay is 13712113. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921 or for international callers, 1-412-317-6671. The pre-recorded call will be available until 11:59 p.m. (Eastern Time) on November 10, 2020.

The webcast of the conference call can be accessed on the Company’s investor relations website at ir.buildwithbmc.com and will be available for approximately 90 days.

About BMC Stock Holdings, Inc.
With $3.6 billion in 2019 net sales, BMC is one of the nation’s leading providers of diversified building materials and solutions to new construction builders and professional remodelers in the U.S.  Headquartered in Raleigh, North Carolina, the Company's comprehensive portfolio of products and services spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management and an innovative eBusiness platform.  BMC serves 45 metropolitan areas across 18 states, principally in the South and West regions.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as “may,” “might,” “predict,” “future,” “seek to,” “assume,” “goal,” “objective,” “continue,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “guidance,” “possible,” “predict,” “propose,” “potential” and “forecast,” or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC’s control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication, and many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic.
A number of important factors could cause actual results to differ materially from those indicated by forward-looking statements. These factors include without limitation:
•the impact of the COVID-19 pandemic on our business operations and on local, national and global economies;
•the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;
•fluctuation of commodity prices and prices of our products as a result of national and international economic and other conditions;

•the impact of potential changes in our customer or product sales mix;
•our concentration of business in the Texas, California and Georgia markets;
•the potential loss of significant customers or a reduction in the quantity of products they purchase;
•seasonality and cyclicality of the building products supply and services industry;
•competitive industry pressures and competitive pricing pressure from our customers and competitors;
•our exposure to product liability, warranty, casualty, construction defect, contract, tort, employment and other claims and legal proceedings;
•our ability to maintain profitability and positive cash flows;
•our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;
•product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;
•the implementation of our supply chain and technology initiatives;
•the impact of long-term noncancellable leases at our facilities;
•our ability to effectively manage inventory and working capital;
•the credit risk from our customers;
•our ability to identify or respond effectively to consumer needs, expectations, market conditions or trends;
•our ability to successfully implement our growth strategy;
•the impact of federal, state, local and other laws and regulations;
•the impact of changes in legislation and government policy;
•the impact of unexpected changes in our tax provisions and adoption of new tax legislation;
•our ability to utilize our net operating loss carryforwards;
•natural or man-made disruptions to our distribution and manufacturing facilities;
•our exposure to environmental liabilities and subjection to environmental laws and regulation;
•the impact of health and safety laws and regulations;
•the impact of disruptions to our information technology systems;
•cybersecurity risks;
•our exposure to losses if our insurance coverage is insufficient;
•our ability to operate on multiple Enterprise Resource Planning (“ERP”) information systems and convert multiple systems to a single system;
•the impact of our indebtedness;
•the impact of the various financial covenants in our secured credit agreement and senior secured notes indenture
•the completion of the merger with Builders FirstSource, including the receipt of required approvals and satisfying the other closing conditions;
•the disruption to and restrictions placed on our business in connection with the merger with Builders FirstSource;

•the incurrence of costs related to the merger with Builders FirstSource; and
•other factors discussed or referred to in the “Risk Factors” section of BMC's most recent Annual Report on Form 10-K filed with the SEC on February 27, 2020 as supplemented in our Quarterly Report on Form 10-Q.

Cautionary Notice Regarding Forward-Looking Statements

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of BMC Stock Holdings, Inc. (“BMC”) and Builders FirstSource, Inc. (“Builders FirstSource”). Words such as “may,” “will,” “should,” “plans,” “estimates,” “predicts,” “potential,” “anticipate,” “expect,” “project,” “intend,” “believe,” or the negative of these terms, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Any forward-looking statements involve risks and uncertainties that are difficult to predict or quantify, and such risks and uncertainties could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks, or uncertainties related to the novel coronavirus disease 2019 (also known as “COVID-19”) pandemic and its impact on the business operations of BMC and Builders FirstSource and on local, national and global economies, the growth strategies of BMC and Builders FirstSource, fluctuations of commodity prices and prices of the products of BMC and Builders FirstSource as a result of national and international economic and other conditions, or the significant dependence of both companies’ revenues and operating results on, among other things, the state of the homebuilding industry and repair and remodeling activity, lumber prices and the economy. Neither BMC nor Builders FirstSource may succeed in addressing these and other risks or uncertainties.

Forward-looking statements relating to the proposed business combination between BMC and Builders FirstSource include, but are not limited to: statements about the benefits of the proposed business combination between BMC and Builders FirstSource, including future financial and operating results; the plans, objectives, expectations and intentions of BMC and Builders FirstSource; the expected timing of completion of the proposed business combination; and other statements relating to the proposed merger that are not historical facts. Forward-looking statements are based on information currently available to BMC and Builders FirstSource and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed business combination between BMC and Builders FirstSource, these factors could include, but are not limited to: the risk that BMC and Builders FirstSource may be unable to obtain governmental and regulatory approvals required for the business combination, or that required governmental and regulatory approvals may delay the business combination or result in the imposition of conditions that could reduce the anticipated benefits from the proposed business combination or cause the parties to abandon the proposed business combination; the risk that a condition to closing of the business combination may not be satisfied, including as a result of the failure to obtain approval of stockholders of BMC and Builders FirstSource on the expected terms and schedule or at all; the length of time necessary to consummate the proposed business combination, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed business combination may not be fully realized or may take longer to realize than expected; the assumptions on which the parties’ estimates of future results of the combined business have been based may prove to be incorrect in a number of material ways, which could result in an inability to realize the expected benefits of the proposed business combination or exposure to material liabilities; the diversion of management time on issues related to the business combination; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company may be different from what the parties expect; economic and foreign exchange rate volatility; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential effect of the announcement or consummation of the proposed business combination on relationships with customers, suppliers, competitors, lenders, landlords, management and other employees; the ability to attract new customers and retain existing customers in the manner anticipated or at all; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; certain restrictions during the pendency of the business combination that may affect the ability of BMC and Builders FirstSource to pursue certain business opportunities or strategic transactions; and the potential of international unrest, economic downturn or effects of anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.

Additional information concerning other risk factors pertaining to BMC and Builders FirstSource is also contained in the parties’ respective most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information filed with the Securities and Exchange Commission (the “SEC”). Many of these risks and uncertainties are beyond BMC’s or Builders FirstSource’s ability to control or predict. Because of these risks and uncertainties, you should not place undue reliance on these forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. Furthermore, neither BMC nor Builders FirstSource undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that the earnings per share of the common stock of BMC or of the common stock of Builders FirstSource for the current or any future financial years, or the earnings per share of the common stock of the combined company, will necessarily match or exceed the historical published earnings per share of the common stock of BMC or Builders FirstSource, as applicable. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. All subsequent written and oral forward-looking statements concerning BMC, Builders FirstSource, the proposed business combination, the combined company or other matters and attributable to BMC, Builders FirstSource or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information and Where to Find It

In connection with the proposed business combination, Builders FirstSource filed with the SEC on October 8, 2020 a registration statement on Form S-4 (the “Registration Statement”) that includes a prospectus with respect to the shares of common stock to be issued by Builders FirstSource in the business combination and a joint proxy statement for BMC’s and Builders FirstSource’s respective stockholders (the “Joint Proxy Statement”). This Registration Statement has not yet been declared effective and the Joint Proxy Statement included therein is in preliminary form. Each of BMC and Builders FirstSource will send the definitive Joint Proxy Statement to its stockholders and may file other documents regarding the business combination with the SEC. This communication is not a substitute for the Registration Statement, the Joint Proxy Statement, or any other document that BMC or Builders FirstSource may send to its stockholders in connection with the proposed business combination. This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of

1933, as amended, and otherwise in accordance with applicable law. INVESTORS AND SECURITY HOLDERS OF BMC AND BUILDERS FIRSTSOURCE ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT BMC, BUILDERS FIRSTSOURCE, THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS. Investors and security holders of BMC and Builders FirstSource may obtain free copies of the Registration Statement, the Joint Proxy Statement, and other documents (including any amendments or supplements thereto) containing important information about BMC and Builders FirstSource filed with the SEC, through the website maintained by the SEC at www.sec.gov. BMC and Builders FirstSource make available free of charge at ir.buildwithbmc.com and investors.bldr.com, respectively, copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

BMC, Builders FirstSource, and their respective directors, executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of BMC and Builders FirstSource in connection with the proposed business combination.

The identity of BMC’s directors and executive officers and their ownership of BMC’s common stock is set forth in BMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 27, 2020, and its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2020.

The identity of Builders FirstSource’s directors and executive officers and their ownership of the common stock of Builders FirstSource is set forth in Builders FirstSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 21, 2020, and its proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2020.

Investors may obtain additional information regarding the interest of such participants and a description of their direct and indirect interests, by security holdings or otherwise, by reading the Registration Statement, the Joint Proxy Statement, and other materials filed with the SEC in connection with the proposed business combination when they become available. You may obtain these documents free of charge through the website maintained by the SEC at www.sec.gov and from the websites of BMC or Builders FirstSource as described above.

Investor Relations Contact
BMC Stock Holdings, Inc.
Michael Neese
SVP, Strategy and Investor Relations
(919) 431-1796

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net sales	$1,090,343	$964,249	$2,991,118	$2,736,029
Cost of sales	817,261	709,482	2,228,086	2,019,363
Gross profit	273,082	254,767	763,032	716,666

Selling, general and administrative expenses	195,143	190,579	557,010	546,116
Depreciation expense	11,767	10,501	34,990	30,117
Amortization expense	5,016	4,552	15,045	13,237
Impairment of assets	—	115	2,255	644
	211,926	205,747	609,300	590,114
Income from operations	61,156	49,020	153,732	126,552
Other income (expense)
Interest expense	(5,744)	(5,773)	(17,880)	(17,385)
Other income, net	3,289	3,540	9,128	10,159
Income before income taxes	58,701	46,787	144,980	119,326
Income tax expense	13,806	13,190	34,434	29,680
Net income	$44,895	$33,597	$110,546	$89,646

Weighted average common shares outstanding
Basic	67,141	66,685	67,001	66,681
Diluted	67,967	67,361	67,725	67,240

Net income per common share
Basic	$0.67	$0.50	$1.65	$1.34
Diluted	$0.66	$0.50	$1.63	$1.33

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$286,221	$165,496
Accounts receivable, net of allowances of $9,671 and $8,318 at September 30, 2020 and December 31, 2019, respectively	393,735	325,741
Inventories	413,031	331,969
Contract assets	36,422	32,125
Income taxes receivable	—	7,504
Prepaid expenses and other current assets	76,239	66,818
Total current assets	1,205,648	929,653
Property and equipment, net of accumulated depreciation	366,444	345,466
Operating lease right-of-use assets	131,868	139,907
Customer relationship intangible assets, net of accumulated amortization	170,200	185,049
Other intangible assets, net of accumulated amortization	385	580
Goodwill	295,390	297,146
Other long-term assets	7,599	8,300
Total assets	$2,177,534	$1,906,101
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$300,075	$189,644
Accrued expenses and other liabilities	116,285	117,825
Contract liabilities	44,980	31,094
Income taxes payable	10,395	—
Interest payable	9,572	4,759
Current portion:
Long-term debt and finance lease obligations	3,210	5,577
Operating lease liabilities	27,635	26,147
Insurance reserves	16,746	16,328
Total current liabilities	528,898	391,374
Insurance reserves	43,287	43,536
Long-term debt	346,659	346,032
Long-term portion of finance lease obligations	4,689	6,959
Long-term portion of operating lease liabilities	113,572	120,832
Deferred income taxes	22,613	15,195
Other long-term liabilities	15,309	661
Total liabilities	1,075,027	924,589
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50.0 million shares authorized, no shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value, 300.0 million shares authorized, 69.0 million and 68.3 million shares issued, and 67.2 million and 66.8 million outstanding at September 30, 2020 and December 31, 2019, respectively	690	683
Additional paid-in capital	702,045	687,255
Retained earnings	430,736	320,190
Treasury stock, at cost, 1.8 million and 1.5 million shares at September 30, 2020 and December 31, 2019, respectively	(30,964)	(26,616)
Total stockholders' equity	1,102,507	981,512
Total liabilities and stockholders' equity	$2,177,534	$1,906,101

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash flows from operating activities
Net income	$110,546	$89,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	45,702	39,722
Amortization of intangible assets	15,045	13,237
Amortization of debt issuance costs	952	1,124
Deferred income taxes	7,418	4,857
Non-cash stock compensation expense	11,110	9,177
Gain on sale of property, equipment and real estate	(518)	(1,839)
Other non-cash adjustments	2,395	2,314
Change in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of allowances	(68,365)	(24,068)
Inventories	(81,004)	(494)
Accounts payable	121,405	68,456
Other assets and liabilities	42,508	(3,715)
Net cash provided by operating activities	207,194	198,417
Cash flows from investing activities
Purchases of property, equipment and real estate	(71,037)	(67,582)
Proceeds from sale of property, equipment and real estate	1,258	4,444
Purchases of businesses, net of cash acquired	—	(85,780)
Insurance proceeds	—	107
Net cash used in investing activities	(69,779)	(148,811)
Cash flows from financing activities
Proceeds from revolving credit facility	144,000	110,987
Repayments of proceeds from revolving credit facility	(144,000)	(110,987)
Repurchases of common stock under share repurchase program	(1,416)	(16,446)
Payments on finance lease obligations	(4,613)	(5,094)
Other financing activities, net	(10,661)	(5,530)
Net cash used in financing activities	(16,690)	(27,070)
Net increase in cash and cash equivalents	120,725	22,536
Cash and cash equivalents
Beginning of period	165,496	150,723
End of period	$286,221	$173,259

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Net Sales by Product Category
(unaudited)

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019			Core Organic Growth (a)
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Millwork, doors & windows	$299,812	27.5%	$285,750	29.6%	4.9%	2.0%
Structural components	185,910	17.1%	175,344	18.2%	6.0%	3.1%
Lumber & lumber sheet goods	383,626	35.2%	274,908	28.5%	39.5%	3.7%
Other building products & services	220,995	20.2%	228,247	23.7%	(3.2)%	(7.1)%
Total net sales	$1,090,343	100.0%	$964,249	100.0%	13.1%	0.6%

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019			Core Organic Growth (a)
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Millwork, doors & windows	$883,480	29.5%	$796,807	29.1%	10.9%	4.4%
Structural components	510,789	17.1%	483,575	17.7%	5.6%	2.3%
Lumber & lumber sheet goods	935,582	31.3%	798,722	29.2%	17.1%	1.4%
Other building products & services	661,267	22.1%	656,925	24.0%	0.7%	(4.4)%
Total net sales	$2,991,118	100.0%	$2,736,029	100.0%	9.3%	1.0%

Net Sales by Customer Type
(unaudited)

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019			Core Organic Growth (a)
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Single-family homebuilders	$811,081	74.4%	$718,690	74.5%	12.9%	0.8%
Remodeling contractors	143,536	13.2%	115,756	12.0%	24.0%	5.0%
Multi-family, commercial & other contractors	135,726	12.4%	129,803	13.5%	4.6%	(4.9)%
Total net sales	$1,090,343	100.0%	$964,249	100.0%	13.1%	0.6%

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019			Core Organic Growth (a)
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Single-family homebuilders	$2,188,240	73.2%	$2,064,382	75.5%	6.0%	(1.2)%
Remodeling contractors	375,904	12.6%	314,277	11.5%	19.6%	7.1%
Multi-family, commercial & other contractors	426,974	14.2%	357,370	13.0%	19.5%	8.7%
Total net sales	$2,991,118	100.0%	$2,736,029	100.0%	9.3%	1.0%

(a) Core Organic Growth is calculated as the total change in net sales excluding the estimated impact of changes in commodity-related prices, the net sales of non-comparable acquired or closed operations and changes in selling days, as applicable.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.
•Adjusted EBITDA is defined as net income plus interest expense (income), income tax expense, depreciation and amortization, merger-related costs, non-cash stock compensation expense, acquisition and integration costs and other items.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales.
•Adjusted net income is defined as net income plus merger-related costs, non-cash stock compensation expense, acquisition and integration costs, other items and after tax effecting those items.
•Adjusted net income per diluted share is defined as Adjusted net income divided by diluted weighted average shares.
Company management uses Adjusted EBITDA and Adjusted net income for trend analysis, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provides additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect any cash requirements for such replacements and (vi) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in conjunction with GAAP results. Readers should review the reconciliations of net income to Adjusted EBITDA and Adjusted net income below, and should not rely on any single financial measure to evaluate the Company’s business.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income to Adjusted EBITDA and Adjusted net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net income	$44,895	$33,597	$110,546	$89,646
Interest expense	5,744	5,773	17,880	17,385
Interest income	(224)	(1,047)	(1,146)	(2,832)
Income tax expense	13,806	13,190	34,434	29,680
Depreciation and amortization	20,453	18,535	60,747	52,959
Merger-related costs	8,488	—	9,150	—
Non-cash stock compensation expense	4,612	3,014	11,110	9,177
Acquisition and integration costs (a)	1,377	1,524	4,566	6,294
Business reorganization costs (b)	37	72	3,256	300
Other items (c)	—	—	—	(222)
Adjusted EBITDA	$99,188	$74,658	$250,543	$202,387
Adjusted EBITDA margin	9.1%	7.7%	8.4%	7.4%

Net income	$44,895	$33,597	$110,546	$89,646
Merger-related costs	8,488	—	9,150	—
Non-cash stock compensation expense	4,612	3,014	11,110	9,177
Acquisition and integration costs (a)	1,377	1,524	4,566	6,294
Business reorganization costs (b)	37	72	3,256	300
Other items (d)	—	1,635	—	1,413
Tax effect of adjustments to net income (e)	(2,165)	(1,086)	(5,350)	(3,674)
Adjusted net income	$57,244	$38,756	$133,278	$103,156

Diluted weighted average shares	67,967	67,361	67,725	67,240
Adjusted net income per diluted share	$0.84	$0.58	$1.97	$1.53
(a) Represents costs for acquisitions and related integration costs, as well as system integration and other costs related to the integration of Building Materials Holding Corporation and Stock Building Supply Holdings, Inc. as a result of the 2015 merger transaction (which have been separately called out in historical presentations).
(b) For the three and nine months ended September 30, 2020, represents asset impairment and other charges related to the closure or relocation of the operations of certain of the Company’s facilities, which were not related to the COVID-19 pandemic, and severance expense related to permanent headcount reductions due to the impact of the COVID-19 pandemic. For the three and nine months ended September 30, 2019, represents asset impairment charges and the effect of certain customary post-closing adjustments related to the November 1, 2018 disposition of the Company’s Coleman Floor business.
(c) For the nine months ended September 30, 2019, represents income from a recovery made by the Company related to a fire at one of the Company’s facilities during 2015 (the “Recovery Income”) and the effect of the settlement of pending litigation for an amount below what was previously accrued (the “Litigation Settlement”).
(d) For the three months ended September 30, 2019, represents out of period income tax expense (the “Income Tax Adjustment”). For the nine months ended September 30, 2019, represents the Income Tax Adjustment, Recovery Income and Litigation Settlement.
(e) The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 23.4%, 23.6%, 23.5% and 23.6% for the three months ended September 30, 2020 and 2019 and the nine months ended September 30, 2020 and 2019, respectively. The tax effect of adjustments to net income excludes non-deductible merger-related costs of $5.3 million for the three and nine months ended September 30, 2020 and the Income Tax Adjustment for the three and nine months ended September 30, 2019.